Exhibit 8.1

LUSE GORMAN, PC

Attorneys at Law

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

Telephone (202) 274-2000

Facsimile (202) 362-2902

www.luselaw.com

June 13, 2025

Boards of Directors

Seneca Financial MHC

Seneca Financial Corp.

Seneca Bancorp, Inc.

Seneca Savings

35 Oswego Street

Baldwinsville, New York 13027

Boards of Directors:

You have requested this firm’s opinion regarding the material federal income tax consequences that will result from the conversion of Seneca Financial MHC, a federally chartered mutual holding company (the “Mutual Holding Company”), from the mutual to the capital stock form of organization (the “Conversion”), pursuant to the Plan of Conversion and Reorganization of Seneca Financial MHC, dated May 8, 2025 (the “Plan”), and the integrated transactions described below.

In connection with our opinion, we have made the investigations we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and we have relied upon the accuracy of the factual matters set forth in the Plan, the Registration Statement on Form S-1 filed by Seneca Bancorp, Inc., a Maryland stock corporation (the “Holding Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Application for Conversion on Form FR MM-AC filed by the Mutual Holding Company and the Application on Form FR Y-3 filed by the Holding Company, each with the Board of Governors of the Federal Reserve System (the “Federal Reserve”). In addition, we are relying on two letters from RP Financial, LC. to you, each dated June 13, 2025, stating its belief as to certain valuation matters described below. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan. In rendering this opinion, we assume that each party to the Conversion will comply with all reporting obligations with respect to the Conversion required under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (the “Treasury Regulations”).

Our opinion is based upon the existing provisions of the Code, and the Treasury Regulations, and upon current Internal Revenue Service (the “IRS”) published rulings and existing court decisions, any of which could be changed at any time. Any changes may be retroactive and could modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions upon which this opinion is based, could modify the conclusions herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Seneca Financial MHC

Seneca Financial Corp.

Seneca Bancorp, Inc.

Seneca Savings

June 13, 2025

We opine only as to the matters expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions not specifically addressed. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

For purposes of this opinion, we are relying on the representations as to factual matters provided to us by the Mutual Holding Company, Seneca Savings (the “Bank”), Seneca Financial Corp., a federal corporation (the “Mid-Tier Holding Company”), and the Holding Company, as set forth in the joint certificate signed by an authorized officer of each of the aforementioned entities and incorporated herein by reference.

Description of Proposed Transactions

Based upon our review of, and in reliance upon, the documents described above, we understand that the relevant facts are as follows:

The Bank became the wholly owned subsidiary of the Mid-Tier Holding Company in 2017. The Mid-Tier Holding Company is a stock holding company, whose majority owner is the Mutual Holding Company. The owners of the Mutual Holding Company are the depositors of the Bank, who are entitled upon the complete liquidation of the Mutual Holding Company to any liquidation proceeds after the payment of creditors.

The Boards of Directors of the Mutual Holding Company, the Holding Company, the Mid-Tier Holding Company, and the Bank have adopted the Plan providing for the conversion of the Mutual Holding Company from the mutual holding company to the capital stock form of organization. As part of the Conversion, the Holding Company will succeed to all rights and obligations of the Mutual Holding Company and of the Mid-Tier Holding Company and will offer shares of Holding Company Common Stock for sale to eligible depositors and certain borrowers of the Bank and members of the general public in the Offering.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Seneca Financial MHC

Seneca Financial Corp.

Seneca Bancorp, Inc.

Seneca Savings

June 13, 2025

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

(1)	The Holding Company will be organized as a first-tier Maryland-chartered stock holding company subsidiary of the Mid-Tier Holding Company.

(2)	The Mutual Holding Company will merge with and into the Mid-Tier Holding Company, with the Mid-Tier Holding Company as the surviving entity (the “MHC Merger”), whereby the shares of Mid-Tier Holding Company common stock owned by the Mutual Holding Company will be canceled and Members will constructively receive liquidation interests in the Mid-Tier Holding Company in exchange for their ownership interests in the Mutual Holding Company.

(3)	Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with and into the Holding Company, with the Holding Company as the surviving entity (the “Mid-Tier Merger”), whereby the Bank will become the wholly-owned subsidiary of the Holding Company. As part of the Mid-Tier Merger, the liquidation interests in the Mid-Tier Holding Company constructively received by Members as part of the MHC Merger will automatically, without further action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account maintained by the Holding Company and the Minority Shares will automatically, without further action on the part of the holders thereof, be converted into and become the right to receive Holding Company Common Stock based on the Exchange Ratio (as further described herein).

(4)	Concurrently with the Mid-Tier Merger, the Bank will convert from a federal savings association to a national association (the “Charter Conversion”) and will change its name to Seneca Savings Bank, National Association.

(5)	Immediately after the Mid-Tier Merger and the Charter Conversion, the Holding Company will issue Holding Company Common Stock sold in the Offering.

(6)	At the completion of the Offering, the Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional common stock of the Bank and in exchange for the Bank Liquidation Account.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Seneca Financial MHC

Seneca Financial Corp.

Seneca Bancorp, Inc.

Seneca Savings

June 13, 2025

Following the Conversion, the Liquidation Account will be maintained by the Holding Company and the Bank Liquidation Account will be maintained by the Bank, each for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to the Plan, the initial balances of each of the Liquidation Account and the Bank Liquidation Account will be equal to the product of (i) the Majority Ownership Interest and (ii) the Mid-Tier Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion, plus the value of the net assets of the Mutual Holding Company as reflected in the latest statement of financial condition of the Mutual Holding Company before the effective date of the Conversion (excluding its ownership of Mid-Tier Holding Company common stock). The terms of the Liquidation Account and the Bank Liquidation Account, the latter of which supports the payment of the Liquidation Account if the Holding Company lacks sufficient net assets, are set forth in the Plan.

As part of the Conversion, all of the then-outstanding shares of Mid-Tier Holding Company common stock owned by Minority Stockholders will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio that ensures that after the Conversion, Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock as they held in Mid-Tier Holding Company common stock immediately prior to the Conversion, exclusive of Minority Stockholders’ purchases of additional shares of Holding Company Common Stock in the Offering, receipt of cash in lieu of fractional shares and adjustment of the Exchange Ratio to reflect assets owned by Mutual Holding Company (other than shares of stock of the Mid-Tier Holding Company). In connection with the Conversion, the Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the Conversion, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, the Bank’s tax-qualified employee plans, Supplemental Eligible Account Holders, and certain depositors of the Bank as of the Voting Record Date who qualify as Voting Members and borrowers of the Bank as of the close of business on March 24, 2017 whose borrowings remained outstanding as of the Voting Record Date (“Other Members”). The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering or Syndicated Community Offering to certain members of the general public (with preferences given first to persons residing in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego, and Onondaga and second to Mid-Tier Holding Company public stockholders as of the Voting Record Date) and if shares remain after the Subscription and Community Offerings, shares may be offered, at the sole discretion of the Bank and Holding Company, to members of the general public in a Syndicated Community Offering or a Firm Commitment Underwritten Offering.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Seneca Financial MHC

Seneca Financial Corp.

Seneca Bancorp, Inc.

Seneca Savings

June 13, 2025

Opinions

Based on the foregoing description of the Conversion, including the MHC Merger and the Mid-Tier Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

1.            The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(l)(A) of the Code)

2.            The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders ownership interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company, and of the liquidation interest in the Mid-Tier Holding Company for interests in the Liquidation Account in the MHC Merger, will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Treasury Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54)

3.            No gain or loss will be recognized by the Mutual Holding Company on the transfer of its assets to the Mid-Tier Holding Company and the assumption of its liabilities, if any, by the Mid-Tier Holding Company in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to members of the Mutual Holding Company. (Section 361(a), 361(c) and 357(a) of the Code)

4.            No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of the Mutual Holding Company. (Section 1032(a) of the Code)

5.            Persons who have liquidation interests in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of a liquidation interest in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company. (Section 354(a) of the Code)

6.            The basis of the assets of the Mutual Holding Company (other than the stock in the Mid-Tier Holding Company) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code)

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Seneca Financial MHC

Seneca Financial Corp.

Seneca Bancorp, Inc.

Seneca Savings

June 13, 2025

7.            The holding period of the assets of the Mutual Holding Company transferred to the Mid-Tier Holding Company will include the holding period of those assets in the Mutual Holding Company. (Section 1223(2) of the Code)

8.            The Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code)

9.            The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the assumption of its liabilities by the Holding Company in exchange for shares of Holding Company Common Stock or the distribution of such stock to Minority Stockholders and the constructive distribution of interests in the Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders. (Sections 361(a), 361(c) and 357(a) of the Code)

10.            No gain or loss will be recognized by the Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code)

11.            The basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company will be the same as the basis of such assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code)

12.            The holding period of the assets of Mid-Tier Holding Company to be received by the Holding Company will include the holding period of those assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code)

13.            The Charter Conversion will constitute a reorganization under Section 368(a)(1)(F) of the Code and the Bank, either in its status as a federal savings association or national association, will recognize no gain or loss as a result of the Charter Conversion. (Section 368(a)(l)(F) of the Code)

14.            Except with respect to the receipt of cash in lieu of fractional share interests, Mid-Tier Holding Company stockholders will not recognize any gain or loss upon their exchange of Mid-Tier Holding Company common stock for Holding Company Common Stock. (Section 354 of the Code)

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Seneca Financial MHC

Seneca Financial Corp.

Seneca Bancorp, Inc.

Seneca Savings

June 13, 2025

15.            The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company Common Stock will be treated as though the fractional shares were distributed as part of the Mid-Tier Merger and then redeemed by the Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such stockholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574)

16.            Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Mid-Tier Holding Company for interests in the Liquidation Account of the Holding Company. (Section 354 of the Code). The constructive exchange of the liquidation interests in the Mid-Tier Holding Company for interests in the Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations.

17.            It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.) It is more likely than not that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as a result of their exercise of the nontransferable subscription rights. (Rev. Rul. 56-572, 1956-2 C.B. 182)

18.            It is more likely than not that, at the effective date of the Conversion, the fair market value of the benefit provided to Eligible Account Holders and Supplemental Eligible Account Holders in an interest in the Bank Liquidation Account is zero. Pursuant to the Plan, the Bank Liquidation Account supports the payment of the Liquidation Account in the unlikely event that either the Bank (or the Holding Company and the Bank) were to liquidate after the Conversion (including a liquidation of the Bank or of the Bank and the Holding Company in a purchase and assumption transaction with a credit union acquiror) when the Holding Company lacks sufficient net assets to pay distributions from the Liquidation Account when due. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of such interests in the Bank Liquidation Account as of the effective date of the Conversion. (Section 356(a) of the Code)

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Seneca Financial MHC

Seneca Financial Corp.

Seneca Bancorp, Inc.

Seneca Savings

June 13, 2025

19.            Each stockholder’s aggregate basis in its Holding Company Common Stock received in the exchange of Mid-Tier Holding Company common stock for Holding Company Common Stock will be the same as such stockholder’s aggregate basis of its Mid-Tier Holding Company common stock surrendered in exchange therefore. (Section 358(a) of the Code)

20.            It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code)

21.            Each stockholder’s holding period in the Holding Company Common Stock received in the Exchange Offering will include the period during which the Mid-Tier Holding Company common stock surrendered was held, provided that the Mid-Tier Holding Company common stock surrendered is a capital asset in the hands of the stockholder on the date of the Exchange Offering. (Section 1223(1) of the Code)

22.            The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the effective date of the Conversion. (Section 1223(5) of the Code)

23.            No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code)

Our opinion in paragraph 20 above is predicated on the representation that no person will receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinions under paragraphs 17 and 20 are based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering or Syndicated Community Offering. We also note that the IRS has not in the past concluded that subscription rights have value. In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that subscription rights do not have any economic value. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Seneca Financial MHC

Seneca Financial Corp.

Seneca Bancorp, Inc.

Seneca Savings

June 13, 2025

If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be subject to tax on the distribution of the subscription rights.

Our opinion in paragraph 18 above is based on the premise that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets, has a fair market value of zero at the time of the Conversion. The Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account in a solvent liquidation of the Bank and/or Holding Company or if the Bank (or Bank and Holding Company) enters into a transaction to transfer its assets and liabilities to another entity, including a credit union. We understand that: (i) no holder of an interest in a liquidation account has ever received payment of an interest in a liquidation account attributable to the liquidation of a solvent bank and/or holding company (other than as set forth below); (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable by an Eligible Account Holder or Supplemental Eligible Account Holder; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in the Bank are reduced, as described in the Plan; and (iv) holders of an interest in a Liquidation Account have received payments of their interest in only a limited number of instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumptions of liabilities of holding companies and subsidiary banks). These instances involved the purchase of a bank’s assets, and the assumption of its liabilities, by a credit union. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for Savings v. Bowers, 349 U.S. 143, 150 (1955).

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Seneca Financial MHC

Seneca Financial Corp.

Seneca Bancorp, Inc.

Seneca Savings

June 13, 2025

In the present case, we believe that the same analysis as was applied in Paulsen and Society for Savings can be applied to the remote contingency that a depositor will, at some undetermined time in the future, realize value from the sale of the bank’s assets to a credit union. First, some states prohibit a credit union from acquiring a bank’s assets through a purchase and assumption transaction. Second, although other states do, as noted above, there have been only a limited number of instances where a credit union has acquired the assets of a bank where an amount representing the then-value of a liquidation account has been (or will be) paid to the bank’s eligible depositors. These instances all involved former mutual banks that were required to establish liquidation accounts in connection with a conversion to a stock bank and who later engaged in a purchase and assumption transaction with a credit union. Since 1816 (the date the first mutual bank was chartered in Massachusetts), only a limited number of former mutual banks out of hundreds of converted former mutual banks have engaged in purchase and assumption transactions with credit unions and have been required to distribute to their depositors the remains of any liquidation accounts. Under these circumstances, we agree with the statement by the Supreme Court in Society for Savings that “any theoretical value reduces almost to the vanishing point.”

In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account does not have any economic value at the time of the Conversion. Based on the foregoing, we believe it is more likely than not that rights in the Bank Liquidation Account have no value at the time of the Conversion.

If the IRS were to subsequently find that the Bank Liquidation Account had economic value as of the time of the Conversion, each Eligible Account Holder and Supplemental Eligible Account Holder may need to recognize income in the amount of the fair market value of their interest in the Bank Liquidation Account as of the effective date of the Conversion. However, we are not aware of any situation where rights in a bank liquidation account have been found to have had an economic value at the time of a mutual-to-stock conversion of a mutual institution or a second-step conversion of a mutual holding company.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Seneca Financial MHC

Seneca Financial Corp.

Seneca Bancorp, Inc.

Seneca Savings

 June 13, 2025

CONSENT

We hereby consent to the filing of this opinion letter as an exhibit to the Mutual Holding Company’s Application for Conversion on Form FR MM-AC and the Holding Company’s Application on Form FR Y-3, each as filed with the Federal Reserve, and to the Holding Company’s Registration Statement on Form S-1, as filed with the SEC. We also hereby consent to the references to our firm in the Prospectus contained in the Application for Conversion, Form FR Y-3 and Form S-1 under the captions “The Conversion and Stock Offering—Material Income Tax Consequences” and “Legal Matters.”

Very truly yours,

/s/ Luse Gorman, PC

Luse Gorman, PC